DRAFT: (2) 27.02.04


                    FOURTH ISSUER CASH MANAGEMENT AGREEMENT



                            DATED [12TH MARCH], 2004



                                   HALIFAX PLC


                                       AND


                         PERMANENT FINANCING (NO. 4) PLC


                                       AND


                              THE BANK OF NEW YORK


                                  ALLEN & OVERY
                                     London

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation...........................................1
2.    Appointment of Fourth Issuer Cash Manager................................1
3.    Fourth Issuer Cash Management Services...................................2
4.    Payments, Accounts, Ledgers..............................................3
5. Payments under Fourth Issuer Swap Agreements, Payments to the Principal Paying Agents and Termination of Fourth Issuer Swap
      Agreements..............................................................5
6.    No Liability............................................................7
7.    Costs and Expenses......................................................7
8.    Information.............................................................8
9.    Remuneration............................................................9
10.   Covenants of Fourth Issuer Cash Manager.................................10
11.   Non-Exclusivity.........................................................11
12.   Termination.............................................................11
13.   Further Assurance.......................................................13
14.   Miscellaneous...........................................................14
15.   Confidentiality.........................................................14
16.   Notices.................................................................15
17.   Variation and Waiver....................................................16
18.   No Partnership..........................................................16
19.   Assignment..............................................................16
20.   Exclusion of Third Party Rights.........................................16
21.   Counterparts............................................................16
22.   Governing Law...........................................................16
23.   Submission to Jurisdiction..............................................17

SCHEDULE

1.    Cash Management Services................................................18
2.    Cash Management and Maintenance of Ledgers..............................20
3.    Form of Fourth Issuer Quarterly Report..................................27

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THIS  FOURTH  ISSUER  CASH  MANAGEMENT AGREEMENT is made on [12th March],  2004
BETWEEN:

(1) HALIFAX PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacity as the Fourth Issuer Cash Manager;

(2) PERMANENT FINANCING (NO. 4) PLC, a public limited company incorporated under the laws of England and Wales (registered number 4988201) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FOURTH ISSUER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL acting in its capacity as Security Trustee.

WHEREAS:

(A) On the Fourth Issuer Closing Date the Fourth Issuer will issue the Fourth Issuer Notes. The Fourth Issuer will make the Fourth Issuer Term Advances to Funding 1 from the proceeds of the issue of the Fourth Issuer Notes.

(B) The Fourth Issuer Cash Manager is willing to provide cash management services to the Fourth Issuer and the Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [12th March], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the fourth issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [12th March], 2004 (as the same may be amended, varied or supplemented from time to time) (the FOURTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Fourth Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Fourth Issuer Master Definitions and Construction Schedule and the Master Definitions and Construction Schedule.

2.    APPOINTMENT OF FOURTH ISSUER CASH MANAGER

2.1   APPOINTMENT

      Until termination pursuant to CLAUSE 12, the Fourth Issuer and the Security Trustee (according to their respective estates and interests) each hereby appoints the Fourth Issuer Cash Manager as its lawful agent to provide the Fourth Issuer Cash Management Services set out in this Agreement. The Fourth Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

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2.2   DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

      For the avoidance of doubt and in connection with the powers conferred under CLAUSE 2.1 , save as expressly provided elsewhere in this Agreement nothing in this Agreement shall be construed so as to give the Fourth Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Fourth Issuer Transaction Documents.

2.3   APPOINTMENT CONDITIONAL UPON ISSUANCE OF FOURTH ISSUER NOTES

      The appointment pursuant to CLAUSE 2.1 is conditional upon the issue of the Fourth Issuer Notes and shall take effect upon and from the Fourth Issuer Closing Date automatically without any further action on the part of any person PROVIDED THAT if the issue of the Fourth Issuer Notes has not occurred by [12th March], 2004, or such later date as the Fourth Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.    FOURTH ISSUER CASH MANAGEMENT SERVICES

3.1   GENERAL

      The Fourth Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the FOURTH ISSUER CASH MANAGEMENT SERVICES).

3.2   APPROVALS AND AUTHORISATIONS

      The Fourth Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Fourth Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Fourth Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Fourth Issuer and shall, so far as it is reasonably able to do so, perform the Fourth Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3   COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

      The Fourth Issuer Cash Management Services shall include procuring (so far as the Fourth Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Fourth Issuer with all applicable legal requirements and with the terms of the Fourth Issuer Transaction Documents, PROVIDED ALWAYS THAT the Fourth Issuer Cash Manager shall not lend or provide any sum to the Fourth Issuer and that the Fourth Issuer Cash Manager shall have no liability whatsoever to the Fourth Issuer, the Security Trustee or any other person for any failure by the Fourth Issuer to make any payment due under any of the Fourth Issuer Transaction Documents (other than to the extent arising from any failure by the Fourth Issuer Cash Manager to perform any of its obligations under any of the Fourth Issuer Transaction Documents).

3.4   LIABILITY OF FOURTH ISSUER CASH MANAGER

(a) The Fourth Issuer Cash Manager shall indemnify each of the Fourth Issuer and the Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud or wilful default of the Fourth Issuer Cash Manager in carrying out its functions as Fourth Issuer Cash Manager under, or as

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      a result of a breach by the Fourth  Issuer Cash  Manager of, the terms and provisions of this Agreement or such other Fourth Issuer Transaction Documents to which the Fourth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Fourth Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Fourth Issuer or the Security Trustee and/or any other person as a result of the proper performance of the Fourth Issuer Cash Management Services by the Fourth Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Fourth Issuer Cash Manager under, or as a result of a breach by the Fourth Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Fourth Issuer Transaction Documents to which the Fourth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    PAYMENTS, ACCOUNTS, LEDGERS

4.1   FOURTH ISSUER TRANSACTION ACCOUNT

(a) The Fourth Issuer Cash Manager hereby confirms that the Fourth Issuer Transaction Account has been established on or before the date of this Agreement and that the mandate in the agreed form will apply to this Agreement at the Fourth Issuer Closing Date. The Fourth Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Fourth Issuer Cash Manager) that at the Fourth Issuer Closing Date the Fourth Issuer Transaction Account will be operative and that the Fourth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Fourth Issuer Transaction Account other than as created under or permitted pursuant to the Fourth Issuer Deed of Charge.

(b) The Fourth Issuer Cash Manager shall procure that the following amounts are paid into the Fourth Issuer Transaction Account:

      (i)   all amounts of interest paid on the Fourth Issuer Term Advances;

      (ii)  all repayments of principal on the Fourth Issuer Term Advances;

      (iii) all amounts received by the Fourth Issuer pursuant to the Fourth Issuer Swap Agreements [excluding any termination payment made by a Fourth Issuer Swap provider which is not utilised by the Fourth Issuer for entering into a replacement swap agreement. Such payment shall be credited to the relevant Additional Fourth Issuer Account]; and

      (iv) any other amounts whatsoever received by or on behalf of the Fourth Issuer after the Fourth Issuer Closing Date,

      and the Fourth Issuer Cash Manager shall procure that all interest earned on the Fourth Issuer Transaction Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of the Fourth Issuer Transaction Account are credited to such account.

(c) Each of the payments into the Fourth Issuer Transaction Account referred to in CLAUSE 4.1(b) shall be made forthwith upon receipt by the Fourth Issuer or the Fourth Issuer Cash Manager of the amount in question.

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(d)   For the  avoidance  of  doubt,  as soon as  reasonably  practicable  after becoming aware of the same, the Fourth Issuer Cash Manager may, and shall, withdraw Cash from the Fourth Issuer Transaction Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Fourth Issuer Cash Manager shall promptly notify each of the Fourth Issuer and the Security Trustee in writing of any additional account which supplements or replaces any account specifically referred to in the definition of the Fourth Issuer Transaction Account in the Fourth Issuer Master Definitions and Construction Schedule.

(f) Each of the Fourth Issuer Cash Manager and the Fourth Issuer undertakes that, so far as it is able to procure the same, the Fourth Issuer Transaction Account and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Fourth Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Fourth Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Fourth Issuer Bank Account Agreement.

4.2   ADDITIONAL FOURTH ISSUER ACCOUNTS

(a) If established, the Fourth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Fourth Issuer Account other than as created under or permitted pursuant to the Fourth Issuer Deed of Charge.

(b) The Fourth Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Fourth Issuer Account and the Fourth Issuer Cash Manager shall procure that all interest earned on the relevant Additional Fourth Issuer Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Fourth Issuer Account are credited to such account.

(c) Each of the payments into the Additional Fourth Issuer Account referred to in CLAUSE 4.2(B) shall be made forthwith upon receipt by the Fourth Issuer or the Fourth Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Fourth Issuer Cash Manager may, and shall, withdraw Cash from an Additional Fourth Issuer Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Fourth Issuer Cash Manager shall promptly notify each of the Fourth Issuer and the Security Trustee in writing of any additional account which is established pursuant to CLAUSE 3.1 of the Fourth Issuer Bank Account Agreement or any account established to replace or supplement such account.

      Each of the Fourth Issuer Cash Manager and the Fourth Issuer undertakes that, so far as it is able to procure the same, the Additional Fourth Issuer Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Fourth Issuer Bank Account Agreement, be changed without the prior written consent of the Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Fourth Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Security Trustee, in accordance with the terms of the Fourth Issuer Bank Account Agreement.

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4.3   WITHDRAWALS

(a) The Fourth Issuer Cash Manager may make withdrawals on behalf of the Fourth Issuer from a Fourth Issuer Account, until such time as the Fourth Issuer Cash Manager receives a copy of a Fourth Issuer Note Acceleration Notice served by the Security Trustee on the Fourth Issuer, as permitted by this Agreement, but shall not in carrying out its functions as Fourth Issuer Cash Manager under this Agreement otherwise make withdrawals from a Fourth Issuer Account.

(b) Upon receipt of such a Fourth Issuer Note Acceleration Notice, no amount shall be withdrawn from the Fourth Issuer Accounts by the Fourth Issuer Cash Manager without the prior written consent of the Security Trustee.

4.4   CASH MANAGEMENT

      In administering the Fourth Issuer Accounts on behalf of the Fourth Issuer and the Security Trustee, the Fourth Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Fourth Issuer Cash Manager of a copy of any Fourth Issuer Note Acceleration Notice served on the Fourth Issuer. Following service of a Fourth Issuer Note Acceleration Notice, the Security Trustee or any Receiver appointed by the Security Trustee will administer the Fourth Issuer Accounts in accordance with the terms of the Fourth Issuer Deed of Charge.

5. PAYMENTS UNDER FOURTH ISSUER SWAP AGREEMENTS, PAYMENTS TO THE PRINCIPAL PAYING AGENTS AND TERMINATION OF FOURTH ISSUER SWAP AGREEMENTS

5.1 On each Funding 1 Interest Payment Date, the Fourth Issuer or the Fourth Issuer Cash Manager on its behalf will procure that amounts received from Funding 1 under the Fourth Issuer Intercompany Loan Agreement are paid into the Fourth Issuer Transaction Account.

5.2 The Fourth Issuer, or the Fourth Issuer Cash Manager on its behalf, will procure that:

      (a) on each Funding 1 Interest Payment Date subject to making payments ranking higher in the order of priorities of payment set out in the Fourth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Fourth Issuer Post-Enforcement Priority of Payments, amounts received in respect of:

             (i) the Fourth Issuer Series 1 Term Advances are paid to the relevant Series 1 Fourth Issuer Swap Provider or if such Fourth Issuer Swap Agreement has been terminated and the Fourth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Fourth Issuer Account;

             (ii) the Fourth Issuer Series 2 Term Advances are paid to the relevant Series 2 Fourth Issuer Swap Provider or if such Fourth Issuer Swap Agreement has been terminated and the Fourth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Fourth Issuer Account;

             (iii) the  Fourth  Issuer  Series  3 Term Advances are paid to the relevant Series 3 Fourth Issuer Swap Provider or if such Fourth Issuer Swap Agreement has been terminated and the Fourth Issuer is unable to enter into a replacement

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                   hedge as set out in CLAUSE 5.4, into the relevant Additional
                   Fourth Issuer Account;

             (iv) the Fourth Issuer Series 4 Term Advances are paid to the relevant Series 4 Fourth Issuer Swap Provider or if such Fourth Issuer Swap Agreement has been terminated and the Fourth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Fourth Issuer Account; and

             (v) the Fourth Issuer Series 5A1 Term Advances are paid to the Series 5 Class A1 Fourth Issuer Swap Provider or if such Fourth Issuer Swap Agreement has been terminated and the Fourth Issuer is unable to enter into a replacement hedge as set out in CLAUSE 5.4, into the relevant Additional Fourth Issuer Account;

      (b)    on each relevant Interest Payment Date:

             (i) amounts received from each Fourth Issuer Swap Provider under the relevant Fourth Issuer Swap Agreement are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Fourth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Fourth Issuer Notes; and/or

             (ii) amounts standing to the credit of the relevant Additional Fourth Issuer Account are, if applicable, exchanged at the "spot" rate from sterling into Euro or US Dollars, as necessary and, paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Fourth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding classes of Fourth Issuer Notes.

5.3 The Fourth Issuer, or the Fourth Issuer Cash Manager on its behalf, will procure that on each Interest Payment Date (subject to making payments ranking higher in the order of priorities of payment set out in the Fourth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Fourth Issuer Post-Enforcement Priority of Payments), amounts received from Funding 1 in respect of the Fourth Issuer Series 5A2 Term AAA Advance, the Fourth Issuer Series 5 Term AA Advance, the Fourth Issuer Series 5 Term A Advance and the Fourth Issuer Series 5 Term BBB Advance are paid to the Principal Paying Agent, which amounts shall be paid by the Paying Agents (subject to the terms of the Fourth Issuer Paying Agent and Agent Bank Agreement) to the holders of the corresponding class of the Series 5 Fourth Issuer Notes.

5.4 If on or prior to the date of the earlier of (i) repayment in full of the Fourth Issuer Notes or (ii) the service of a Fourth Issuer Note Acceleration Notice, any of the Fourth Issuer Swaps are terminated, the Fourth Issuer Cash Manager (on behalf of the Fourth Issuer and the Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Fourth Issuer Swap Provider) in respect of the relevant class of Fourth Issuer Notes, against, as appropriate:

      (a) fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

             (i) LIBOR for one-month Dollar deposit (in relation to the Series 1 Class A Fourth Issuer Notes); or

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             (ii)  LIBOR  for  three-month  Dollar deposits (in relation to the
                   Series 1 Class B Fourth Issuer Notes, the Series 1 Class M Fourth Issuer Notes, the Series 2 Fourth Issuer Notes and the Series 3 Fourth Issuer Notes); or

             or

      (b) fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

             (i) EURIBOR for three-month Euro deposits (in relation to the Series 4 Class A Fourth Issuer Notes);or

             (ii) the fixed rate applicable to the Series 5 Class A1 Fourth Issuer Notes, payable (i) annually on the Interest Payment Date falling in [April] of each year until the occurrence of a Trigger Event or the enforcement of the Fourth Issuer Security and (ii) quarterly on and following on each Interest Payment Date thereafter, in each case, on terms acceptable to the Rating Agencies and the Fourth Issuer and the Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Fourth Issuer and the Security Trustee will not cause the then current ratings of the Fourth Issuer Notes to be downgraded.

5.5 If the Fourth Issuer receives a Refund Payment (as such term is defined in the definition of Fourth Issuer Revenue Receipts) then the Fourth Issuer, or the Fourth Issuer Cash Manager on its behalf, will distribute such Refund Payment as part of the Fourth Issuer Revenue Receipts in accordance with the relevant priority of payments.

6.    NO LIABILITY

      Save as otherwise provided in this Agreement, the Fourth Issuer Cash Manager shall have no liability for the obligations of either the Security Trustee or the Fourth Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Fourth Issuer Cash Manager of either Funding 1, the Security Trustee or the Fourth Issuer in respect of any of them.

7.    COSTS AND EXPENSES

      Subject to and in accordance with the Fourth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Fourth Issuer Post-Enforcement Priority of Payments, the Fourth Issuer will on each Interest Payment Date reimburse the Fourth Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Fourth Issuer Cash Manager in the performance of the Fourth Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Fourth Issuer Cash Manager on any previous Interest Payment Date and the Fourth Issuer Cash Manager shall supply the Fourth Issuer with an appropriate VAT invoice issued by the Fourth Issuer Cash Manager or, if the Fourth Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

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8.    INFORMATION

8.1   USE OF I.T. SYSTEMS

(a) The Fourth Issuer Cash Manager represents and warrants that at the date hereof in respect of the software which is to be used by the Fourth Issuer Cash Manager in providing the Fourth Issuer Cash Management Services it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

(b) The Fourth Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

      (i)   ensure that the licences  and/or  consents  referred to in paragraph
            (a) are maintained in full force and effect; and

      (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Fourth Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Fourth Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Fourth Issuer Cash Manager in providing the Fourth Issuer Cash Management Services.

(d) The Fourth Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Fourth Issuer and the Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

8.2   BANK ACCOUNT STATEMENTS

      The Fourth Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Fourth Issuer Bank Accounts (subject to CLAUSE 6.3 of the Fourth Issuer Bank Account Agreement) and that it furnishes a copy of such statements to the Fourth Issuer and the Security Trustee, unless otherwise agreed.

8.3   ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Fourth Issuer Cash Manager shall permit the Auditors of the Fourth Issuer and any other person nominated by the Security Trustee (to whom the Fourth Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Fourth Issuer Cash Management Services provided by the Fourth Issuer Cash Manager and related matters in accordance with this Agreement.

8.4   STATUTORY OBLIGATIONS

      The Fourth Issuer Cash Manager will use its reasonable endeavours, on behalf of the Fourth Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Fourth Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Fourth Issuer, the Fourth Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Security Trustee, the Fourth Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Fourth Issuer.

8.5   INFORMATION COVENANTS

(a) The Fourth Issuer Cash Manager shall provide the Fourth Issuer, the Security Trustee, the Seller and the Rating Agencies with a quarterly report in, or substantially in, the form set out in Schedule 3 in respect of the Fourth Issuer. Each such quarterly report shall be delivered to the Fourth Issuer, the Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Fourth Issuer Cash Manager shall provide, or procure the provision of, to the Fourth Issuer, the Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in CLAUSE 8.4 as soon as reasonably practicable after the preparation thereof.

(c) The Fourth Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

      (i)   any material amendment to the Fourth Issuer Transaction Documents;

      (ii)  the occurrence of a Fourth Issuer Note Event of Default; and

      (iii) any other information relating to the Fourth Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Fourth Issuer Cash Manager's day-to-day provision of the Fourth Issuer Cash Management Services under the other terms of this Agreement.

(d) The Fourth Issuer Cash Manager shall, at the request of the Security Trustee, furnish the Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Security Trustee to request in connection with this Agreement PROVIDED THAT the Security Trustee shall not make such a request more than once every three months unless, in the belief of the Security Trustee, a Fourth Issuer Intercompany Loan Event of Default, Fourth Issuer Note Event of Default or Fourth Issuer Cash Manager Termination Event (as defined in CLAUSE 12.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Fourth Issuer Cash Manager's day-to-day provision of the Fourth Issuer Cash Management Services under the other terms of this Agreement.

9.    REMUNERATION

9.1   FEE PAYABLE

      The Fourth Issuer shall pay to the Fourth Issuer Cash Manager for the Fourth Issuer Cash Management Services a cash management fee (which shall be inclusive of VAT) which shall be agreed in writing between the Fourth Issuer, the Security Trustee and the Fourth Issuer Cash Manager from time to time.

9.2   PAYMENT OF FEE

      The cash management fee referred to in CLAUSE 9.1 shall be paid to the Fourth Issuer Cash Manager in arrear on each Quarterly Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Fourth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Fourth Issuer Post-Enforcement Priority of Payments.

10.   COVENANTS OF FOURTH ISSUER CASH MANAGER

10.1  COVENANTS

      The Fourth Issuer Cash Manager hereby covenants with and undertakes to each of the Fourth Issuer and the Security Trustee that without prejudice to any of its specific obligations under this Agreement:

      (a)    it  will  devote  all  due   skill,  care  and  diligence  to  the
             performance of its obligations and the exercise of its discretions under this Agreement;

      (b) it will comply with any proper directions, orders and instructions which the Fourth Issuer or the Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Security Trustee shall prevail;

      (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Fourth Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Fourth Issuer Cash Management Services;

      (d) save as otherwise agreed with the Fourth Issuer and the Security Trustee, it will provide free of charge to the Fourth Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Fourth Issuer under this Agreement;

      (e) it will not knowingly fail to comply with any legal requirements in the performance of the Fourth Issuer Cash Management Services;

      (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (g) it will, not without the prior written consent of the Security Trustee, amend or terminate any of the Fourth Issuer Transaction Documents save in accordance with their terms.

10.2  DURATION OF COVENANTS

      The covenants of the Fourth Issuer Cash Manager in CLAUSE 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Fourth Issuer and/or the Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

11.   NON-EXCLUSIVITY

      Nothing in this Agreement shall prevent the Fourth Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Fourth Issuer or the Security Trustee.

12.   TERMINATION

12.1  FOURTH ISSUER CASH MANAGER TERMINATION EVENTS

      If any of the following events (FOURTH ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

      (a) default is made by the Fourth Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Fourth Issuer Cash Manager becoming aware of such default and receipt by the FOURTH Issuer Cash Manager of written notice from the Fourth Issuer or the Security Trustee, as the case may be, requiring the same to be remedied; or

      (b) default is made by the Fourth Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Security Trustee is materially prejudicial to the interests of the Fourth Issuer Secured Creditors and such default continues unremedied for a period of twenty London Business Days after the earlier of the Fourth Issuer Cash Manager becoming aware of such default and receipt by the Fourth Issuer Cash Manager of written notice from the Security Trustee requiring the same to be remedied; or

      (c) while the Fourth Issuer Cash Manager is the Seller, an Insolvency Event occurs,

      then the Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Fourth Issuer Cash Manager terminate its appointment as Fourth Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.2  RESIGNATION OF FOURTH ISSUER CASH MANAGER

      The appointment of the Fourth Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Fourth Issuer Cash Manager to the Fourth Issuer and the Security Trustee PROVIDED THAT:

      (a) the Fourth Issuer and the Security Trustee consent in writing to such termination;

      (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

      (c) such substitute cash manager has cash management experience and is approved by the Fourth Issuer and the Security Trustee;

      (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Fourth Issuer and the Security Trustee and the Fourth Issuer Cash Manager
              shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Fourth Issuer under such agreement are charged in favour of the Security Trustee on terms satisfactory to the Security Trustee; and

      (e) the then current ratings (if any) of the Fourth Issuer Notes are not adversely affected as a result thereof.

12.3  EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Fourth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, all authority and power of the Fourth Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Fourth Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Fourth Issuer or the Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Fourth Issuer Cash Manager under this Agreement pursuant to this CLAUSE 12, the Fourth Issuer Cash Manager shall:

      (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Fourth Issuer or the Security Trustee, as the case may
            be) to the Fourth Issuer or the Security Trustee, as the case may be or as it shall direct in writing, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Fourth Issuer or the Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Fourth Issuer Cash Manager on behalf of the Fourth Issuer, the Security Trustee and any other assets of the Fourth Issuer and the Security Trustee;

      (ii) take such further action as the Fourth Issuer or the Security Trustee, as the case may be, may reasonably direct at the expense of the Fourth Issuer or the Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified and/or secured to its satisfaction;

      (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

      (iv) co-operate and consult with and assist the Fourth Issuer or the Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Fourth Issuer or the Security Trustee or such nominee, as the case may be.

12.4  NOTICE OF EVENT OF DEFAULT

      The Fourth Issuer Cash Manager shall deliver to the Fourth Issuer and the Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Fourth Issuer Cash Manager Termination Event or any Fourth Issuer Note Event of Default or any event which with the giving of notice or

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

      expiry of any grace period or certification, as specified in such Fourth Issuer Cash Manager Termination Event or Fourth Issuer Note Event of Default would constitute the same.

12.5  GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of the appointment of the Fourth Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Fourth Issuer and the Security Trustee to the Fourth Issuer Cash Manager or vice versa incurred before the date of such termination. The Fourth Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Fourth Issuer or the Security Trustee.

(b) This Agreement shall terminate at such time as the Fourth Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Fourth Issuer Cash Manager under the provisions of this CLAUSE 12, the Fourth Issuer Cash Manager shall be entitled to receive all fees and other moneys accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Fourth Issuer shall pay such moneys so receivable by the Fourth Issuer Cash Manager in accordance with the Fourth Issuer Pre- Enforcement Revenue Priority of Payments or, as the case may be, the Fourth Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. Such termination shall not affect the Fourth Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Fourth Issuer other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

13.   FURTHER ASSURANCE

13.1  CO-OPERATION, ETC.

      The parties to this Agreement agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

13.2  POWERS OF ATTORNEY

      Without prejudice to the generality of CLAUSE 13.1, the Fourth Issuer and the Security Trustee shall upon request by the Fourth Issuer Cash Manager forthwith give to the Fourth Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Fourth Issuer Cash Manager to perform the Fourth Issuer Cash Management Services.

13.3  CHANGE OF SECURITY TRUSTEE

      In the event that there is any change in the identity of the Security Trustee or an additional security trustee is appointed in accordance with the Fourth Issuer Deed of Charge, the Fourth Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new security trustee may reasonably require for the purposes of vesting in such new security trustee the rights of the Security Trustee under this Agreement and under the Fourth Issuer Deed of Charge and releasing the retiring Security Trustee from further obligations thereunder.

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

13.4  NO OBLIGATION ON SECURITY TRUSTEE

      Nothing contained in this Agreement shall impose any obligation or liability on the Security Trustee to assume or perform any of the obligations of the Fourth Issuer or the Fourth Issuer Cash Manager under this Agreement or render it liable for any breach thereof.

14.   MISCELLANEOUS

14.1  NO SET-OFF

      The Fourth Issuer Cash Manager agrees that it will not:

      (a) set-off or purport to set-off any amount which either the Fourth Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Fourth Issuer Account; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Fourth Issuer Account.

14.2  NO PETITION

      The Fourth Issuer Cash Manager agrees that for so long as any Fourth Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Fourth Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Fourth Issuer or serve a notice of intention to appoint an administrator in relation to the Fourth Issuer.

14.3  NO RECOURSE

(a) In relation to all sums due and payable by the Fourth Issuer to the Fourth Issuer Cash Manager, the Fourth Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Fourth Issuer pursuant to the provisions of the Fourth Issuer Transaction Documents.

(b) For the avoidance of doubt, the Security Trustee shall not be liable to pay any amounts due under CLAUSES 7 and 9, and without prejudice to the obligations of the Fourth Issuer, nor shall it be liable to pay any amounts due to any Receiver appointed pursuant to the Fourth Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Security Trustee under or in connection with this Agreement (other than its obligations under CLAUSE 15) shall automatically terminate upon the discharge in full of all Fourth Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Fourth Issuer, the Fourth Issuer Cash Manager and the Security Trustee shall use its best endeavours not to disclose to any person, firm or company any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER THAT the provisions of this CLAUSE 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Fourth Issuer Note Event of Default, or a Fourth Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Fourth Issuer or any New Issuer) to any Rating Agency or any prospective new cash manager or Security Trustee.

16.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:


      (a) in the case of the Fourth Issuer Cash Manager, to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8784) for the attention of Head of Capital Markets and Securitisation;

      (b) in the case of the Fourth Issuer, to Permanent Financing (No. 4) PLC at Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number +44 (0) 20 7556 0975) for the attention of the Directors with a copy to Halifax plc at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235
             7511)  for  the attention of the Head of Mortgage  Securitisation;
             and

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

      (c) in the case of the Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 16.

17.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.   ASSIGNMENT

19.1  ASSIGNMENT BY THE FOURTH ISSUER

      The Fourth Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Security Trustee and the Fourth Issuer Cash Manager, except that the Fourth Issuer may assign its respective rights hereunder without such consent pursuant to the Fourth Issuer Deed of Charge.

19.2  NO ASSIGNMENT BY FOURTH ISSUER CASH MANAGER

      The Fourth Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Fourth Issuer and the Security Trustee, such consent not to be unreasonably withheld or delayed.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

22.   GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, the laws of England.

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

23.   SUBMISSION TO JURISDICTION

      Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                           CASH MANAGEMENT SERVICES

The Fourth Issuer Cash Manager shall:

(a) operate the Fourth Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Fourth Issuer Deed of Charge, the Fourth Issuer Bank Account Agreement and any other relevant Fourth Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Fourth Issuer Cash Manager to make funds available to the Fourth Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all taxation purposes (including, without limitation, those relating to VAT);

(c) subject to any applicable law, assist the Auditors of the Fourth Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Fourth Issuer;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Fourth Issuer or required to be given by the Fourth Issuer pursuant to the Fourth Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Fourth Issuer under any of the Fourth Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Fourth Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Fourth Issuer Cash Manager of all or any of the obligations of the Fourth Issuer under any of the Fourth Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Fourth Issuer Corporate Services Provider under the Fourth Issuer Corporate Services Agreement, keep general books of account and records of the Fourth Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(g) without prejudice to the role of and in conjunction with the Fourth Issuer Corporate Services Provider under the Fourth Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Fourth Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) on behalf of the Fourth Issuer, PROVIDED THAT monies are at the relevant time available to the Fourth Issuer, pay all out-of-pocket expenses of the Fourth Issuer, incurred by the Fourth Issuer Cash Manager on behalf of the Fourth Issuer in the performance of the Fourth Issuer Cash Manager's duties hereunder including without limitation:

      (i)    all Taxes which may be due or payable by the Fourth Issuer;

      (ii) all necessary filing and other fees in compliance with regulatory requirements;

      (iii)  all legal and audit fees and other professional advisory fees; and

      (iv)   all  communication   expenses   including   postage,  courier  and
             telephone charges;

(i) with the prior written consent of the Security Trustee, invest monies standing from time to time to the credit of a Fourth Issuer Account in Authorised Investments, subject to the following provisions:

      (i) any such Authorised Investment shall be made in the joint names of the Fourth Issuer and the Security Trustee;

      (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Fourth Issuer Cash Manager and the Security Trustee by the Fourth Issuer; and

      (iii) all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the relevant Fourth Issuer Account.

      The Security Trustee and the Fourth Issuer Cash Manager shall not be responsible (save where any loss results from the Security Trustee's or the Fourth Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j)   (i)   if necessary,  perform all currency conversions free of charge, cost or expense at the relevant exchange rate;

      (ii) if necessary, perform all interest rate conversions (whether it be a conversion from a floating rate of interest to a fixed rate of interest, or vice versa) free of charge, cost or expense at the relevant interest swap rate; and

      (iii) for the purposes of any calculations referred to in sub-paragraphs (i) and (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541 per cent. (or 0.09876541) being rounded down to 9.87654 per cent. (or 0.0987654)) and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(k)   make all returns and filings required to be made by the Fourth Issuer and
      provide   or   procure   the   provision  of  company   secretarial   and
      administration services to the Fourth Issuer; and

(l) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority.

                                  SCHEDULE 2

                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.    DETERMINATION

(a) On each Fourth Issuer Note Determination Date, the Fourth Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

      (i) the amount of any Fourth Issuer Principal Receipts and Fourth Issuer Revenue Receipts available as at the following Interest Payment Date; and

      (ii) the Principal Amount Outstanding of the Fourth Issuer Notes, the Pool Factor, and the Note Principal Payment of the Fourth Issuer Notes in accordance with the Conditions.

(b)   (i)    The  Fourth  Issuer  Cash  Manager may make all the determinations referred to in paragraph 1(a) on the basis of any reasonable and proper assumptions as the Fourth Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Fourth Issuer Note Determination Date to but excluding the next Interest Payment Date).

      (ii) The Fourth Issuer Cash Manager shall on request notify the Fourth Issuer and the Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Fourth Issuer and the Security Trustee (as the case may be) in relation thereto.

(c) Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence and/or manifest error) be final and binding on all persons.

2.    NOTIFICATION OF DETERMINATIONS

(a) The Fourth Issuer Cash Manager will cause each determination of Fourth Issuer Available Funds to be notified forthwith to the Fourth Issuer.

(b) The Fourth Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) of the Conditions are made.

(c) The Fourth Issuer Cash Manager will promptly notify the Fourth Issuer and each Calculation Agent (as defined in each of the Funding 1 Swap Agreement and each relevant Fourth Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1(a)(ii) above.

3.    PRIORITY OF PAYMENTS FOR FOURTH ISSUER REVENUE RECEIPTS

      Fourth Issuer Revenue Receipts will be applied, as applicable:

      (i)    on each Interest Payment Date; or

      (ii) on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Fourth Issuer Account Bank under the Fourth Issuer Bank Account Agreement pursuant to paragraph (d) below, in each case until enforcement of the Fourth Issuer Security pursuant to the Fourth Issuer Deed of Charge or until such time as there are no Fourth Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full and to the extent that such withdrawal does not cause the Fourth Issuer Transaction Account to become overdrawn) (the FOURTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

      (a)    first, pari passu and pro rata, to pay amounts due to:

             (i) the Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Security Trustee under the Fourth Issuer Deed of Charge;

             (ii) the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Fourth Issuer Trust Deed; and

             (iii) the  Agent  Bank,  the  Paying Agents, the Registrar and the
                   Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges liabilities and expenses then due or to become due during the following Interest Period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Fourth Issuer Paying Agent and Agent Bank Agreement;

      (b) secondly, to pay amounts due to any third party creditors of the Fourth Issuer (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the Fourth Issuer of the Fourth Issuer Transaction Documents and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following Interest Period by the Fourth Issuer and to pay or discharge any liability of the Fourth Issuer for corporation tax on any chargeable income or gain of the Fourth Issuer;

      (c) thirdly, pari passu and pro rata, to pay amounts due to the Fourth Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Fourth Issuer Cash Manager in the immediately succeeding Interest Period, under this Agreement and to the Corporate Services Provider under the Fourth Issuer Corporate Services Agreement and to the Fourth Issuer Account Bank under the Fourth Issuer Bank Account Agreement;

      (d)    fourthly, pari passu and pro rata, to pay:

             (i) on each Funding 1 Interest Payment Date amounts due to the Series 1 Class A Fourth Issuer Swap Provider in respect of the Series 1 Class A Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class A Fourth Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 1 Class A Fourth Issuer Notes;

             (ii) amounts due to the Series 2 Class A Fourth Issuer Swap Provider in respect of the Series 2 Class A Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class A Fourth Issuer Swap Provider to pay on each Interest Payment Date interest due and payable on the Series 2 Class A Fourth Issuer Notes;

             (iii) amounts  due  to  the  Series  3 Class A Fourth Issuer  Swap
                   Provider in respect of the Series 3 Class A Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class A Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class A Fourth Issuer Notes;

             (iv) amounts due to the Series 4 Class A Fourth Issuer Swap Provider in respect of the Series 4 Class A Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class A Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class A Fourth Issuer Notes;

             (v) amounts due to the Series 5 Class A Fourth Issuer Swap Provider in respect of the Series 5 Class A1 Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 5 Class A Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 5 Class A1 Fourth Issuer Notes; and

             (vi) interest due and payable on the Series 5 Class A2 Fourth Issuer Notes;

      (e)    fifthly, pari passu and pro rata, to pay:

             (i) amounts due to the Series 1 Class B Fourth Issuer Swap Provider in respect of the Series 1 Class B Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class B Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class B Fourth Issuer Notes;

             (ii) amounts due to the Series 2 Class B Fourth Issuer Swap Provider in respect of the Series 2 Class B Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class B Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class B Fourth Issuer Notes;

             (iii) amounts  due  to  the  Series  3  Fourth Class B Issuer Swap
                   Provider in respect of the Series 3 Class B Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class B Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class B Fourth Issuer Notes;

             (iv) amounts due to the Series 4 Class B Fourth Issuer Swap Provider in respect of the Series 4 Class B Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class B Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class B Fourth Issuer Notes; and

             (v) interest due and payable on the Series 5 Class B Fourth Issuer Notes;

      (f)    sixthly,  pari passu and pro rata, to pay:

             (i) amounts due to the Series 1 Class M Fourth Issuer Swap Provider in respect of the Series 1 Class M Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 1 Class M Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 1 Class M Fourth Issuer Notes;

             (ii) amounts due to the Series 2 Class M Fourth Issuer Swap Provider in respect of the Series 2 Class M Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class M Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class M Fourth Issuer Notes;

             (iii) amounts  due  to  the  Series  3  Fourth Class M Issuer Swap
                   Provider in respect of the Series 3 Class M Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class M Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class M Fourth Issuer Notes;

             (iv) amounts due to the Series 4 Class M Fourth Issuer Swap Provider in respect of the Series 4 Class M Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 4 Class M Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 4 Class M Fourth Issuer Notes; and

             (v) interest due and payable on the Series 5 Class A2 Fourth Issuer Notes;

      (g)    seventhly, pari passu and pro rata, to pay:

             (i) amounts due to the Series 2 Fourth Class C Issuer Swap Provider in respect of the Series 2 Class C Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 2 Class C Fourth Issuer Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 2 Class C Fourth Issuer Notes;

             (ii) amounts due to the Series 3 Fourth Class C Issuer Swap Provider in respect of the Series 3 Class C Fourth Issuer Swap (including any termination payment but excluding any related Fourth Issuer Swap Excluded Termination Amount) and from amounts received from the Series 3 Class C Fourth Issuer

                   Swap Provider in relation to such swap to pay on each Interest Payment Date interest due and payable on the Series 3 Class C Fourth Issuer Notes; and

             (iii) interest  due  and  payable  on the Series 5 Class A2 Fourth
                   Issuer Notes;

      (h) eighthly, pari passu and pro rata, to pay any termination payment due to:

             (i) the Series 1 Fourth Issuer Swap Provider following a Fourth Issuer Swap Provider Default or a Fourth Issuer Swap Provider Downgrade Termination Event in respect of the Series 1 Fourth Issuer Swap Provider;

             (ii) the Series 2 Fourth Issuer Swap Provider following a Fourth Issuer Swap Provider Default or a Fourth Issuer Swap Provider Downgrade Termination Event in respect of the Series 2 Fourth Issuer Swap Provider;

             (iii) the  Series 3 Fourth Issuer Swap Provider following a Fourth
                   Issuer Swap Provider Default or a Fourth Issuer Swap Provider Downgrade Termination Event in respect of the Series 3 Fourth Issuer Swap Provider;

             (iv) the Series 4 Fourth Issuer Swap Provider following a Fourth Issuer Swap Provider Default or a Fourth Issuer Swap Provider Downgrade Termination Event in respect of the Series 4 Fourth Issuer Swap Provider; and

             (v) a Series 5 Fourth Issuer Swap Provider following a Fourth Issuer Swap Provider Default or a Fourth Issuer Swap
                   Provider Downgrade Termination Event in respect of the applicable Series 5 Fourth Issuer Swap Provider;

      (i) ninthly, to the Fourth Issuer, an amount equal to 0.01 per cent. of the interest received on the Fourth Issuer Term Advances, to be retained by the Fourth Issuer as profit; and

      (j) tenthly, to pay to shareholders of the Fourth Issuer any dividend declared by the Fourth Issuer.

4.    PRIORITY OF PAYMENTS FOR FOURTH ISSUER PRINCIPAL RECEIPTS

      Subject to CONDITION 5 of the Fourth Issuer Notes, until enforcement of the Fourth Issuer Security pursuant to the Fourth Issuer Deed of Charge or until such time as there are no Fourth Issuer Notes outstanding, Fourth Issuer Principal Receipts will be applied as follows:

      (a) the Series 1 Class A Fourth Issuer Notes shall be redeemed on the relevant Interest Payment Date in an amount equal to the amount, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (b) the Series 2 Class A Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (c) the Series 3 Class A Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 3 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (d) the Series 4 Class A Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 4 Term AAA Advance, converted into Euro at the Euro Currency Exchange Rate;

      (e) the Series 5 Class A1 Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 5A1 Term AAA Advance, converted into Euro at the Euro Currency Exchange Rate;

      (f) the Series 4 Class 52 Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 5A2 Term AAA Advance;

      (g) the Series 1 Class B Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 1 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (h) the Series 2 Class B Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 2 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (i) the Series 3 Class B Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 3 Term AA Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (j) the Series 4 Class B Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 4 Term AA Advance, converted into Euro at the relevant Euro Currency Exchange Rate;

      (k) the Series 5 Class B Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 5 Term AA Advance;

      (l) the Series 1 Class M Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 1 Term M Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (m) the Series 2 Class M Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 2 Term A Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (n) the Series 3 Class M Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 3 Term A Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (o) the Series 4 Class M Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 4 Term A Advance, converted into Euro at the relevant Euro Currency Exchange Rate;

      (p) the Series 5 Class M Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 5 Term A Advance;

      (q) the Series 2 Class C Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 2 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate;

      (r) the Series 3 Class C Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 3 Term BBB Advance, converted into Dollars at the relevant Dollar Currency Exchange Rate; and

      (s) the Series 5 Class C Fourth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Fourth Issuer Series 5 Term BBB Advance.

                                  SCHEDULE 3

                    FORM OF FOURTH ISSUER QUARTERLY REPORT


PERMANENT FINANCING (NO. 4) PLC
PROFIT & LOSS ACCOUNT
PERIOD ENDED

                                                         This Quarter         Prior Quarter

                                                         {pound-sterling}     {pound-sterling}
                                                         -------------------------------------
Interest Receivable - Inter-Company Loan
Interest Receivable - Cash Deposits

                                                         -------------------------------------

Interest Payable - Notes
Interest Payable

                                                         -------------------------------------

                                                         -------------------------------------

Net Operating Income

Other Income

Insurance Commission

Operating Expenses
                                                         -------------------------------------
Profit/loss on ordinary activities before tax

Taxation
                                                         -------------------------------------
Profit/loss on ordinary activities after tax

Dividend

Retained profit brought forward

                                                         -------------------------------------
Retained profit for the year
                                                         =====================================

PERMANENT FINANCING (NO. 4) PLC
BALANCE SHEET
PERIOD ENDED
                                                         {pound-sterling}     {pound-sterling}
FIXED ASSET INVESTMENTS

Inter Company Lending

CURRENT ASSETS
Interest Receivable
Other debtors
Cash at Bank
                                                                              ---------------

                                                                              ---------------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Accruals
Interest Payable Accrual
Taxation
                                                                              ---------------

                                                                              ---------------


Net current assets

CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR
Amount due to Noteholders

                                                         ----------------
Total Assets less current liabilities
                                                         ================

Share Capital
Reserves


                                                         ----------------

                                                         ================


                                              Diff

PERMANENT FINANCING (NO. 4) PLC
NOTES OUTSTANDING
PERIOD ENDED
                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS   SERIES 5 CLASS   SERIES 5 CLASS
                                      A                A               A              A                 A1                A2
Moody's Current Rating               P-1              Aaa             Aaa            Aaa               Aaa               Aaa
Fitch Current Rating                 F1+              AAA             AAA            AAA               AAA               AAA
S&P Current Rating                  A-1+              AAA             AAA            AAA               AAA               AAA

                               SERIES 1 CLASS   SERIES 2 CLASS  SERIES 3 CLASS    SERIES 4 CLASS                    SERIES 5 CLASS
                                      B                B               B                B                                  B
Moody's Current Rating               Aaa              Aa3             Aa3              Aa3                                AA3
Fitch Current Rating                 AAA              AA              AA               AA                                 AA
S&P Current Rating                   AAA              AA              AA               AA                                 AA

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      M                M               M                M                                  M
Moody's Current Rating               Aaa              Aa3             Aa3              Aa3                                AA3
Fitch Current Rating                 AAA              AA              AA               AA                                 AA
S&P Current Rating                   AAA              AA              AA               AA                                 AA

                                                SERIES 2 CLASS   SERIES 3 CLASS                                     SERIES 5 CLASS
                                                       C               C                                                   C
Moody's Current Rating                               Baa2            Baa2                                                 Baa2
Fitch Current Rating                                  BBB             BBB                                                 BBB
S&P Current Rating                                    BBB             BBB                                                 BBB

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS   SERIES 5 CLASS   SERIES 5 CLASS
                                      A                A                A               A                A1               A2
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      B                B                B                B                                 B
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      M                M                M                M                                 M
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                                                SERIES 2 CLASS   SERIES 3 CLASS                                     SERIES 5 CLASS
                                                       C                C                                                  C
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS   SERIES 4 CLASS   SERIES 5 CLASS
                                      A                A                A               A1                A2               A
Note Interest Margins
Step Up Dates
Step Up Margins

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      B                B                B                B                                 B
Note Interest Margins
Step Up Dates
Step Up Margins

                               SERIES 1 CLASS   SERIES 2 CLASS SERIES 3 CLASS     SERIES 4 CLASS                    SERIES 5 CLASS
                                      M                M              M                  M                                 M
Note Interest Margins
Step Up Dates
Step Up Margins

                                                SERIES 2 CLASS   SERIES 3 CLASS                                     SERIES 5 CLASS
                                                       C              C                                                    C
Note Interest Margins
Step Up Dates
Step Up Margins


                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS   SERIES 4 CLASS   SERIES 5 CLASS
                                      A                A                A                A1               A2                A

Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      B                B                B                B                                   B
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                               SERIES 1 CLASS   SERIES 2 CLASS   SERIES 3 CLASS   SERIES 4 CLASS                    SERIES 5 CLASS
                                      M                M                M                M                                   M
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data

                                                SERIES 2 CLASS   SERIES 3 CLASS                                     SERIES 5 CLASS
                                                       C                C                                                   C
Interest Payment Cycle
Interest Payment Date
Next Interest Payment Data


                                  SIGNATORIES


SIGNED by                             )
for and on behalf of                  )
HALIFAX PLC                           )




SIGNED by                             )
for and on behalf of                  )
PERMANENT FINANCING (NO. 4) PLC       )




SIGNED by                             )
for and on behalf of                  )
THE BANK OF NEW YORK                  )